INDEPENDENT AUDITORS' CONSENT


Board of Directors
Go-Video, Inc.
Scottsdale, Arizona

We consent to the incorporation by reference in Registration Statements Nos. 33-18428 on Form S-8, No. 33-39859 on Form S-8, No. 33-49924 on Form S-8, No.
33-49926 on Form S-8 and No. 33-58720 on Form S-3 of our report dated May 2, 1995 appearing in this Annual Report on Form 10-K of Go-Video, Inc. for the year ended March 31, 1996.


DELOITTE & TOUCHE LLP

Phoenix, Arizona
June 21, 1996